QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 16, 2004

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On December 16, 2004, UnitedGlobalCom, Inc. (the "Company") and certain of its subsidiaries entered into the following separate agreements:

  (a)
  Stock Purchase and Sale Agreement ("Chorus Agreement"), dated as of December 16, 2004, between Liberty Ireland Funding, Inc. ("LIF"), United UPC Bonds LLC ("United UPC"), the Company and Liberty Media International Holdings, LLC ("LMIH"), a copy of which is attached as Exhibit 10.1.

  (b)
  Partnership Interest Sale and Purchase Agreement ("Telenet Agreement"), dated as of December 16, 2004, between Liberty Media International, Inc. ("LMI"), Belgian Cable GP, LLC ("LMI GP 1"), Belgian Cable GP II, LLC ("LMI GP 2"), United Pan-Europe Communications N.V. ("UPC"), Chello Media Investments B.V. ("CMI"), chello media Belgium I B.V. ("CMB I"), chello media Belgium II B.V. ("CMB II"), and Liberty Media Corporation ("LMC"), a copy of which is attached as Exhibit 10.2.

LMI and certain of its subsidiaries and affiliates, LIF, LMIH, LMI GP 1 and LMI GP 2, are also parties to these agreements. LMI is the majority stockholder of UGC.

        The following summary descriptions of the Chorus Agreement and Telenet Agreement and the transactions consummated thereunder are qualified by reference to the full text of the agreements attached as exhibits.

        Pursuant to the Chorus Agreement, on December 16, 2004, a wholly-owned subsidiary of the Company acquired from LIF 100% of the issued share capital of Princes Holdings Limited, an Irish pay television company ("PHL"). PHL operates under the name "Chorus Communications". The purchase price was paid by the issuance of 6,413,991 shares of Class A common stock, par value $.01 per share, of the Company, valued at $8.5915 per share (approximately $55.1 million in the aggregate), based on the volume weighted average price for the ten trading day period ending on December 14, 2004. The Chorus Agreement provides that on or before June 16, 2005, the Company is obligated to cause PHL to refinance and repay the loan made by LIF to PHL and certain of its subsidiaries. The balance of this loan, including accrued interest, was approximately Euro 80.1 million as of October 31, 2004.

        Pursuant to the Telenet Agreement, on December 16, 2004, CMB I and CMB II, indirect wholly owned European subsidiaries of the Company, acquired from LMI GP 1 and LMI GP 2 an aggregate 100% general partnership interest in Belgian Cable Holdings ("Belgian Cable"). The aggregate purchase price for the general partner interests was approximately $121.1 million, paid in cash.

        Following the acquisition, the Company's now wholly owned subsidiary, Belgian Cable, through the payment of cash and contribution of a 66.0% interest in a note issued by a subsidiary of Belgian Cable Investors, restructured certain of the interests held by Belgian Cable. The amount of cash paid by Belgian Cable was approximately $138.5 million of which approximately $116.1 million was used to repay various debt instruments of Cable Partners Europe L.L.C. owed to Belgian Cable. Following this restructuring on December 17, 2004, the Company, through Belgian Cable, holds 78.4% of the common equity interest and 100% of the preferred equity interest of Belgian Cable Investors. Belgian Cable Investors in turn holds an indirect 14.1% interest in Telenet Group Holding N.V. ("Telenet"). Belgian Cable Investors also holds certain call options expiring in 2007 and 2009 to acquire 11.6% and 17.6%, respectively, of the outstanding equity of Telenet from existing shareholders. As a result of the transactions described above, the Company's subsidiaries have appointed two representatives to the board of Telenet and participate in certain governance rights.

2

Item 3.02. Unregistered Sales of Equity Securities

        Pursuant the Chorus Agreement, as for the acquisition of PHL, the Company issued 6,413,991 shares of Class A common stock ("Class A Stock") of the Company, valued at $55,105,800, based on the volume weighted average trading price of the Class A Stock for the 10 day trading period ended December 14, 2004. This sale was made in reliance on an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof as a transaction not involving a public offering.

Item 9.01. Financial Statements and Exhibits

(c)
Exhibits

Number	Description
Exhibit 10.1	Stock Purchase and Sale Agreement, dated as of December 16, 2004, between LIF, United UPC, the Company and LMIH
Exhibit 10.2	Partnership Interest Sale and Purchase Agreement, dated as of December 16, 2004, between LMI, LMI GP 1, LMI GP 2, UPC, CMI, CMB I, CMB II and LMC.
Exhibit 99.1	Press Release of the Company dated December 20, 2004.

3

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Co-Chief Financial Officer
Date:	December 20, 2004

4

Exhibit Index

Number	Description
Exhibit 10.1	Stock Purchase and Sale Agreement, dated as of December 16, 2004, between LIF, United UPC, the Company and LMIH
Exhibit 10.2	Partnership Interest Sale and Purchase Agreement, dated as of December 16, 2004, between LMI, LMI GP 1, LMI GP 2, UPC, CMI, CMB I, CMB II and LMC.
Exhibit 99.1	Press Release of the Company dated December 20, 2004.

QuickLinks

  Item 1.01. Entry into a Material Definitive Agreement.
  Item 3.02. Unregistered Sales of Equity Securities
  Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index